NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Improves Proposal to Acquire Anixter
to $93.50 Per Share in Cash and Stock

Combination Would Create a Premier Electrical and Data Communications Distribution Company

Combined 2019E Pro Forma Sales of $17B and EBITDA of $900M Delivers Greater Scale and Capabilities

Combined Platform Provides Significant Additional Growth and Cross Selling Opportunities

Combination Expected to Generate Greater than $200 Million of Annual Run-Rate Cost Synergies

Delivers Strong Combined Cash Flows, Enhanced Margins and Immediate Meaningful EPS Accretion

PITTSBURGH, December 26, 2019 – WESCO International, Inc. (NYSE: WCC) (“WESCO”), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, advanced supply chain management and logistics services, confirmed today it has delivered to the Anixter International (NYSE: AXE) board of directors an improved proposal to acquire Anixter, a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions, for $93.50 per share in cash and stock.

The scale, earnings power and significant free cash flow of the combined business would accelerate growth and deliver increased shareholder value. This proposed transaction would bring together WESCO’s and Anixter’s diversified product offerings, broad customer relationships, extensive global footprint and service capabilities, and substantial intellectual and human capital to create a premier electrical and data communications distribution company. Together, WESCO and Anixter would be positioned to invest in digital transformation on a faster timeframe, benefit from growth and operational synergies, and accelerate the combined company’s growth and profitability.

WESCO’s proposal of $93.50 in cash and stock consists of the following:

•
Consideration per Anixter share of $63.00 cash plus a fixed exchange ratio of 0.2397 shares of WESCO common stock plus $16.65 of a newly created class of WESCO perpetual preferred stock. Based on the closing price of WESCO’s common stock on December 26, 2019, the total consideration represents $93.50 per share.

•
Anixter stockholders would participate in all the value upside in the WESCO common stock. The common stock consideration would be subject to downside protection, such that if the average market value of WESCO common stock prior to closing is between $46.23 per share and $57.79 per share, then the cash consideration paid at closing would be increased by up to $2.77 per share to ensure that the total consideration remains at $93.50 per Anixter share.

•
The perpetual preferred stock is expected to have a fixed market rate of approximately 9.25% (representing a spread of 325 bps over the prevailing unsecured notes to be issued to enact the transaction), subject to reset and a five-year non-call feature, and will be listed on the New York Stock Exchange.

•	Together, the upfront consideration and Anixter stockholders’ share of the capitalized synergies represents a significant value opportunity of over $100 per share for Anixter stockholders.

•	Based on the number of shares of WESCO and Anixter common stock currently outstanding, it is anticipated that WESCO stockholders would own 84% and Anixter stockholders 16% of the combined company.

Mr. John J. Engel, WESCO's Chairman, President and Chief Executive Officer, commented, “This transaction would advance WESCO’s strategic objective of becoming a leading service-focused global supply chain solutions company. With increased scale, complementary capabilities and industry-leading technologies, together, we would be ideally positioned to digitize our business, expand our extensive services portfolio and supply chain offerings, and deliver solutions to our customers whenever and wherever they need them. Importantly, stockholders of both companies would be able to participate in the substantial upside potential of the combined organization, including its enhanced strategic profile and competitiveness, as well as the significant expected synergies and earnings accretion.

“The scale, earnings power and significant free cash flow of the combined business would accelerate growth and deliver increased shareholder value. We also intend to quickly reduce leverage and be within our target range within 24 months post close. We strongly believe this transformative combination is in the best interests of both companies’ stockholders and that our proposal represents a Superior Company Proposal compared to Anixter’s current agreement with CD&R.”

Compelling Strategic and Financial Rationale

•
Enhances Scale and Global Position. The combined company would have significantly enhanced scale, with pro forma 2019E revenues of approximately $17 billion. WESCO would also have increased international exposure, with approximately 9% of revenues generated outside of the U.S. The increased scale would enable the combined company to invest in digital transformation and innovation on a faster timetable, and provide a platform for growth in attractive emerging markets.

•
Broadens and Diversifies Product Portfolio. The combined company would have a comprehensive and balanced portfolio that brings together WESCO’s capabilities in industrial, construction, utility and commercial, institutional, and government with Anixter’s expertise in data communications, security, and wire and cable. Combining the companies’ complementary products, services, and solutions is expected to create significant cross-selling and up-selling opportunities, strengthening the combined company’s customer value proposition.

•
Delivers Substantial Synergy Opportunity. WESCO expects to realize annualized run-rate cost synergies of greater than $200 million by the end of year-three through a reduction in corporate and regional overhead, including duplicative public company costs, branch and distribution center optimization, and efficiencies in procurement, field operations and supply chain. In addition, the combined company would be well-positioned to enhance growth by providing cross-selling opportunities of complementary product offerings to its expanded customer base.

•
Provides Immediate and Significant Earnings Accretion. The combination is expected to be meaningfully accretive to WESCO’s earnings on a standalone basis in the first full year of ownership, as well as result in significant earnings growth and margin expansion.

•
Ability to Rapidly De-Lever. At closing, WESCO estimates that its pro forma leverage on a net debt to EBITDA basis would be approximately 4.5x. WESCO intends to utilize the strength of the combined company’s cash flows, including significant synergies, to reduce its leverage quickly and ultimately intends to be within its long-term target leverage range of 2.0x – 3.5x within 24 months post-close.

WESCO Perspective on Clayton, Dubilier & Rice (“CD&R”) Objectives

WESCO believes the combination creates tremendous value for WESCO and Anixter stockholders. CD&R clearly shares this view, which is reflected in CD&R’s interest in owning and combining both companies.

CD&R’s most recent agreement with Anixter provides $86.00 per share in cash at closing and $2.50 per share of contingent, capped upside from a potential combination with WESCO, in the form of a Contingent Value Right (“CVR”). The value of the CVR is highly speculative and the ability for Anixter stockholders to receive any value from the CVR is beyond CD&R’s sole control. WESCO’s proposal has no such contingency and provides $93.50 per share of value at closing and participation in substantial additional value upside, which is uncapped and is expected to deliver over $100 per share to Anixter stockholders as synergies are realized.

CD&R’s approach to WESCO was an attempt to deprive WESCO and Anixter stockholders of the significant value creation opportunity from a combination, and to capture that value for CD&R’s own benefit.

Mr. Engel continued, “WESCO has completed the requisite due diligence on a potential transaction and is prepared to immediately move forward with its proposed transaction. We urge the Anixter board of directors to accept our proposed transaction, and obtain the benefit of combining our companies for their stockholders.”

Financing

The transaction is not subject to a financing condition. WESCO has obtained fully committed debt financing from Barclays for the cash portion of the transaction. WESCO intends to fund the required cash consideration with a combination of long‐term debt financing and additional equity or equity‐content securities.

Approvals and Timing to Close

The proposed transaction is subject to Anixter’s board of directors, in consultation with its legal and financial advisors, determining that the WESCO proposal constitutes a “Superior Company Proposal” as defined in Anixter’s previously announced merger agreement with CD&R. Anixter would then terminate the merger agreement with CD&R concurrently with the execution of the definitive agreement with WESCO, following expiration of CD&R’s matching rights.

The WESCO transaction is subject to Anixter’s stockholder approval, receipt of regulatory approval in the U.S. and certain foreign jurisdictions, as well as other customary closing conditions. WESCO anticipates the transaction could be completed in the summer of 2020.

Advisors

Barclays is serving as financial advisor to WESCO, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About WESCO

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2018 annual sales were approximately $8.2 billion. The company employs approximately 9,300 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international locations, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to: adverse economic conditions; the ultimate outcome of any possible transaction involving WESCO International, Inc. (“WESCO”) and Anixter International Inc. (“Anixter”), including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Anixter will cooperate with WESCO regarding the proposed transaction; WESCO’s ability to consummate the proposed transaction with Anixter; the conditions to the completion of the proposed transaction, including the receipt of any required stockholder approvals and any required regulatory approvals; WESCO’s ability to finance the proposed transaction with Anixter; WESCO’s indebtedness, including the substantial indebtedness WESCO expects to incur in connection with the proposed transaction with Anixter and the need to generate sufficient cash flows to service and repay such debt; the possibility that WESCO may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anixter’s operations with those of WESCO; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees may be difficult; actions that may be taken by Clayton, Dubilier & Rice; and other factors described in detail in the Form 10-K for WESCO for the year ended December 31, 2018 and any subsequent filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication or as of the date to which they refer, and WESCO assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Disclaimer

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that WESCO has made for a business combination transaction with Anixter. In furtherance of this proposal and subject to future developments, WESCO (and, if applicable, Anixter) may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document WESCO and/or Anixter may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, TENDER OFFER STATEMENT, PROSPECTUS AND/OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of WESCO and/or Anixter, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by WESCO through the web site maintained by the SEC at www.sec.gov, and by visiting WESCO’s investor relations site at http://wesco.investorroom.com/.

Participants in the Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, WESCO and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about WESCO’s executive officers and directors in WESCO’s proxy statement for its 2019 annual meeting, which was filed with the SEC on April 15, 2019 and in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website www.sec.gov, and by visiting WESCO’s investor relations site at http://wesco.investorroom.com/.

Contacts

WESCO
For further information: Will Ruthrauff, Director, Investor Relations and Corporate Communications, (412) 454-4220

Joele Frank, Wilkinson Brimmer Katcher
Kelly Sullivan / Ed Trissel / Adam Pollack
(212) 355-4449

Innisfree M&A Incorporated
Scott Winter / Jonathan Salzberger
(212) 750-5833